           SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C. 20549


                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                    PROXY STATEMENT PURSUANT TO SECTION 14(a)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
               [ ] Soliciting Material Pursuant under Rule 14a-12


                              ARRAY BIOPHARMA INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of filing fee (Check the appropriate box):

                [X] No fee required.

                [ ] Fee computed on table below per Exchange Act Rules
                    14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

                ---------------------------------------------------------------

         (2)    Aggregate number of securities to which transaction applies:

                ---------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                -----------------------------------------------

         (4)    Proposed maximum aggregate value of transaction:
                                                                ---------------

         (5)    Total fee paid:
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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


         (1)    Amount previously paid:
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         (2)    Form, schedule or registration statement no.:
                                                             ----------------

         (3)    Filing party:
                             ----------------------------

         (4)    Date filed:
                           ------------------------------

                             [Array BioPharma Logo]
                               3200 WALNUT STREET
                            BOULDER, COLORADO 80301

                                                                 October 1, 2001

Dear Fellow Stockholder:

     You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on November 1, 2001, at 2:00 p.m., Mountain Standard Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, 80302.

     The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement. A proxy card on which to indicate your vote and a postage-paid return envelope are also enclosed as well as a copy of our fiscal year 2001 Annual Report.

     We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to complete, sign and return the enclosed proxy card to ensure that your shares are represented. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

     Please remember, this is your opportunity to voice your opinion on matters affecting the Company. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

                                           Sincerely,

                                           /s/ ROBERT E. CONWAY
                                           ROBERT E. CONWAY
                                           Chief Executive Officer

Enclosures

                             [Array BioPharma Logo]
                               3200 WALNUT STREET
                            BOULDER, COLORADO 80301

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 1, 2001

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on November 1, 2001, at 2:00 p.m., Mountain Standard Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, 80302, to consider and vote upon the following Matters:

          1. Election of three Class I directors to serve for a three-year term of office expiring at the 2004 Annual Meeting of Stockholders;

          2. Ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2002; and

          3. Any other matter that properly comes before the Annual Meeting.

     Only stockholders of record at the close of business on September 24, 2001, will be entitled to vote at the Annual Meeting or any adjournments thereof.

     YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                           By order of the Board of Directors,

                                           /s/ ROBERT E. CONWAY
                                           ROBERT E. CONWAY
                                           Chief Executive Officer

Boulder, Colorado
October 1, 2001

                              ARRAY BIOPHARMA INC.
                               3200 WALNUT STREET
                            BOULDER, COLORADO 80301

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 1, 2001

     This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on November 1, 2001, at 2:00 p.m., Mountain Standard Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, 80302, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

     Holders of record of shares of our common stock as of the close of business on the record date, September 24, 2001, are entitled to receive notice of, and to vote at, the Annual Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. At the close of business on September 24, 2001, there were 23,414,908 shares of common stock outstanding.

     Shares represented by proxies in the form enclosed that are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for Class I directors and FOR the ratification of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2002. We know of no business other than the election of directors and ratification of the independent auditors to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

     To be voted, proxies must be filed with our Secretary prior to the time of voting. proxies may be revoked at any time before they are exercised by filing with our Secretary a notice of revocation or a later dated proxy, or by voting in person at the Annual Meeting.

     Our 2001 Annual Report to Stockholders for the fiscal year ended June 30, 2001, is enclosed with this Proxy Statement. This Proxy Statement, the Proxy Card and the 2001 Annual Report to Stockholders were mailed to stockholders on or about October 1, 2001. Our executive offices are located at 3200 Walnut Street, Boulder, Colorado, 80301.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     Our Board of Directors is composed of nine members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expired will be elected to serve three-year terms. The terms of the Class I directors will expire at the Annual Meeting. The current Class I directors are David L. Snitman, Ph.D., Robert W. Overell, Ph.D. and John D. Zabriskie, Ph.D., all of whom have been nominated for reelection at the Annual Meeting as directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of the nominees has consented to serve a term as a Class I director.

     Three nominees for director will be elected upon a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Shares represented by proxies cannot be voted for more than the three nominees for director. Our Board of Directors recommends a vote FOR David L. Snitman, Ph.D., Robert W. Overell, Ph.D. and John D. Zabriskie, Ph.D. as Class I directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified. Should any or all of these nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

CLASS I DIRECTOR NOMINEES FOR ELECTION TO TERM EXPIRING 2004

     The three directors standing for election are as follows:

     David L. Snitman, Ph.D., 49, has served as our Chief Operating Officer, our Vice President of Business Development and a member of our Board of Directors since May 1998. Prior to joining us, Dr. Snitman held various positions with Amgen Inc. since December 1981, including Associate Director of New Products and Technology and Manager of Amgen's Boulder facility. Dr. Snitman received a B.S. in chemistry from Northeastern University and a Ph.D. in the synthesis of natural products from the University of Colorado, and was a National Institutes of Health Postdoctoral Fellow at the Massachusetts Institute of Technology.

     Robert W. Overell, Ph.D., 46, has served as a member of our Board of Directors since December 1999. Since 1996, Dr. Overell has been with Frazier & Company, a venture capital firm and investor in our company, and has served as a General Partner since 1998 and a venture partner from 1996 until 1998. Dr. Overell's operational experience in biotechnology companies includes joining Immunex Corporation early in its development and co-founding Target Genetics. Dr. Overell serves on the Board of Directors of Activx, Inc., GeneMachines, Quantum Dot, Inc., SkeleTech, Inc. and XenoPort, Inc. Dr. Overell received his B.S. in biological sciences from the University of Newcastle-upon-Tyne and a Ph.D. in biochemistry from the Institute of Cancer Research at the University of London.

     John D. Zabriskie, Ph.D., 62, has served as a member of our Board of Directors since January 2001. Dr. Zabriskie is past Chairman of the Board, Chief Executive Officer and President of NEN Life Science Products, Inc., a leading supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia and Upjohn Inc. As Chairman of the Board and Chief Executive Officer of Upjohn, Dr. Zabriskie led the Upjohn project, which resulted in the $12 billion merger of equals with Pharmacia. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck and Co. Dr. Zabriskie currently serves on the Boards of Directors of Biomira, Inc., Cubist Pharmaceutical Inc., Kellogg Co., MacroChem Corp., AlphaGene Inc., Biospecific LLC, Callisto Pharmaceuticals and Puretech Ventures. Dr. Zabriskie received his undergraduate degree in chemistry from Dartmouth College and his Ph.D. in organic chemistry from the University of Rochester.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.

DIRECTORS CONTINUING IN OFFICE

     Term Expiring 2002 -- Class II. The following Class II directors have terms expiring at the Annual Meeting of Stockholders in 2002.

     Robert E. Conway, 47, has served as our Chief Executive Officer and a member of our Board of Directors since November 1999. From October 1996 to October 1999, Mr. Conway was the Chief Operating Officer and Executive Vice President of the Clinical Trials Division of Hill Top Research, Inc. where he managed 22 company-owned research centers conducting clinical trials for pharmaceutical and biotechnology companies. From 1979 until 1996, Mr. Conway held various executive positions with Corning, Inc., including Corporate Vice President and General Manager of Corning Hazleton, Inc., a preclinical contract research organization, where he was responsible for North American operations. Mr. Conway serves on the Board of

Directors of DEMCO, Inc. Mr. Conway received a B.S. in accounting from Marquette University and an M.B.A. from the University of Cincinnati, and is a Certified Public Accountant.

     Kyle Lefkoff, 42, has served as the Chairman of our Board of Directors since May 1998. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures Limited, a venture capital firm and an investor in our company. From June 1986 until June 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the Boards of Directors of Trust Company of America, Metabolite Laboratories, Inc. and Lefthand Networks Inc. Mr. Lefkoff received a B.A. in economics from Vassar College and an M.B.A. from the University of Chicago.

     Marvin H. Caruthers, Ph.D., 61, has served as a member of our Board of Directors since August 1998. Since 1979, Dr. Caruthers has been a Professor of Biochemistry and Bioorganic Chemistry at the University of Colorado. Dr. Caruthers is a member of the National Academy of Sciences and the American Academy of Arts and Sciences and was previously a member of the scientific advisory board of Amgen Inc. Dr. Caruthers also serves on the Board of Directors of Oxigene, Inc. Dr. Caruthers received a B.S. in chemistry from Iowa State University and a Ph.D. in chemistry from Northwestern University.

     Term Expiring 2003 -- Class III. The following Class III directors have terms expiring at the Annual Meeting of Stockholders in 2003:

     Francis J. Bullock, Ph.D., 64, has served as a member of our Board of Directors since May 1998. Since 1993, Dr. Bullock has been a senior consultant for Arthur D. Little, Inc., concentrating on pharmaceutical and biotechnology research and development, as well as the fine chemicals and agricultural chemicals industries. From April 1981 until September 1993, Dr. Bullock served as Senior Vice President, Research Operations at Schering Plough Research Institute. Dr. Bullock serves on the Boards of Directors of Genzyme Transgenics Corporation, Neogenesis, Inc. and Atherex. Dr. Bullock received a B.S. in pharmacy from the Massachusetts College of Pharmacy, an A.M. in organic chemistry from Harvard University and a Ph.D. in organic chemistry from Harvard University.

     Kevin Koch, Ph.D., 41, has served as our President, our Chief Scientific Officer and a member of our Board of Directors since May 1998. Prior to joining us, Dr. Koch was an Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams from May 1995 to April 1998 for Amgen Inc. From September 1988 until May 1995, Dr. Koch held various positions with Pfizer Central Research, including Senior Research Investigator-Project Coordinator for the Cellular Migration and Immunology Project Teams. Dr. Koch is Chairman of the Strategic Research Institute's Anti-inflammatory Drug Discovery Summit and is an elected board member of the Inflammation Research Association. Dr. Koch received a B.S. in chemistry and biochemistry from the State University of New York at Stony Brook and a Ph.D. in synthetic organic chemistry from the University of Rochester.

     Kirby L. Cramer, 65, has served as a member of our Board of Directors since August 2000. Mr. Cramer is the Chairman Emeritus of Hazleton Laboratories Corporation, a Covance company, Chairman of the Board of Directors of Northwestern Trust and Investors Advisory Company and Chairman of the Board of Directors of SonoSite, Inc. From 1987 until 1991, Mr. Cramer served as the Chairman of the Board of Directors of Kirschner Medical Corporation. Mr. Cramer serves on the Boards of Directors of Immunex Corporation, Northwestern Trust and Investors Advisory Company, SonoSite, Inc., Huntingdon Life Sciences Group plc, Landec Corporation, D.J. Orthopedics, Inc. and Commerce Bank of Washington. Mr. Cramer received a B.A. in history from Northwestern University and an M.B.A. from the University of Washington, and is a graduate of Harvard Business School's Advanced Management Program. Mr. Cramer is a Chartered Financial Analyst.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors held six meetings during the fiscal year ended June 30, 2001. During the fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of committees of which such director was a member. Our Board of Directors has established two committees, a Compensation Committee and an Audit Committee. In addition, our Board of Directors established a pricing committee in connection with our initial public offering comprised of

Messrs. Conway, Cramer and Lefkoff, which met once during fiscal year 2001. Our Board of Directors has not established a nominating committee.

     Compensation Committee. The Compensation Committee is responsible for determining executive officers' compensation and for administering our Amended and Restated Stock Option and Incentive Plan and our Employee Stock Purchase Plan. The Compensation Committee held two meetings during the fiscal year ended June 30, 2001. Dr. Bullock, Mr. Lefkoff and Dr. Overell are members of the Compensation Committee. None of the current members of our Compensation Committee are officers or employees of Array. Mr. Conway, our Chief Executive Officer, was a member of our Compensation Committee during the fiscal year ended June 30, 2001, until his resignation from the committee in August 2000 prior to our initial public offering in November 2000.

     Audit Committee. The Audit Committee is responsible for (1) making recommendations about our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) considering the range of audit and non-audit fees and (5) reviewing our internal accounting controls. The Audit Committee held three meetings during the fiscal year ended June 30, 2001. Dr. Bullock, Mr. Cramer and Dr. Zabriskie, none of whom are officers or employees of Array, are the members of the Audit Committee. Mr. Lefkoff was a member of our Audit Committee during the fiscal year ended June 30, 2001, until his resignation from the committee in February 2001, at which time Dr. Zabriskie was appointed to serve on the Audit Committee.

COMPENSATION OF DIRECTORS

     All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at board and committee meetings. In addition, during the fiscal year ended June 30, 2001, our non-employee, outside directors, who included Dr. Bullock, Mr. Cramer and Dr. Zabriskie, were each granted fully vested options to purchase 20,000 shares of our common stock for service on the board in fiscal year 2001. Dr. Bullock was also granted a fully vested option to purchase 10,000 shares of our common stock in July 2000 for his service on the board in the prior fiscal year. In addition, Dr. Bullock, Mr. Cramer and Dr. Zabriskie were paid cash compensation for their services as directors of $14,000, $12,000 and $7,000, respectively, during fiscal year 2001.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     We are asking the stockholders to ratify the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

     In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and our stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED JUNE 30, 2002.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of our Board of Directors in fiscal year 2001 consisted of Kirby L. Cramer, Francis J. Bullock, Ph.D. and John D. Zabriskie, Ph.D. Kyle Lefkoff was a member of our Audit Committee from July 1, 2000, until his resignation from the committee in February 2001, at which time Dr. Zabriskie was appointed. Each of the members of our Audit Committee is an independent director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Audit Committee's responsibilities are described in a written charter adopted by our Board of Directors, which is attached as Exhibit A to this Proxy Statement. This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.

     The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2001, with our management and with our independent auditors, Ernst & Young LLP ("Ernst & Young"). In addition, the Audit Committee discussed with Ernst & Young the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee also discussed with Ernst & Young the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the auditors with the auditors' independence.

     The fees that the Company paid to Ernst & Young for the fiscal year ended June 30, 2001, are discussed in the following paragraphs:

AUDIT FEES

     The aggregate fees for professional services rendered for the audit of the annual financial statements for the fiscal year ended June 30, 2001, and the reviews of the financial statements included in quarterly financial statements filed on Forms 10-Q for the fiscal year ended June 30, 2001, were $79,916, of which all amounts have been billed.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by Ernst & Young for financial information systems design and implementation services.

ALL OTHER FEES

     The aggregate fees billed for services rendered by Ernst & Young, other than the fees discussed in the foregoing paragraphs, were $227,963, of which $220,800 related to our initial public offering and $7,163 related to other tax and accounting services.

     Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the second paragraph of this report, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2001, be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Audit Committee

                                          KIRBY L. CRAMER
                                          FRANCIS J. BULLOCK, PH.D.
                                          JOHN D. ZABRISKIE, PH.D.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2001, by:

     - each of our named executive officers,

     - each of our directors,

     - all of our directors and executive officers as a group; and

     - each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

                                                     NUMBER OF SHARES    PERCENTAGE OF SHARES
NAME                                                BENEFICIALLY OWNED   BENEFICIALLY OWNED(A)
----                                                ------------------   ---------------------
NAMED EXECUTIVE OFFICERS
Robert E. Conway(b)...............................        734,037                 3.1%
Kevin Koch, Ph.D.(c)..............................        755,698                 3.2
David L. Snitman, Ph.D.(d)........................      1,558,721                 6.7
Anthony D. Piscopio, Ph.D.(e).....................        716,512                 3.1
R. Michael Carruthers(f)..........................        120,415                   *

DIRECTORS
Kyle Lefkoff(g)...................................        659,279                 2.8
Francis J. Bullock, Ph.D.(h)......................         40,000                   *
Marvin H. Caruthers, Ph.D.(i).....................        427,049                 1.8
Kirby L. Cramer...................................             --                   *
Robert W. Overell, Ph.D.(j).......................      2,121,113                 9.1
John D. Zabriskie, Ph.D.(k).......................         50,000                   *

All directors and executive officers as a group
  (11 persons)(l).................................      7,182,824                29.9

FIVE PERCENT SHAREHOLDERS
ARCH Venture Fund III, L.P.(m)....................      2,309,225                 9.9
Falcon Technology Partners, L.P.(n)...............      1,780,702                 7.6
Frazier Healthcare II, L.P.(o)....................      2,121,113                 9.1

---------------

 *    Less than 1%.

(a) Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 23,389,297 shares outstanding on August 31, 2001, plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 30, 2001. Except as otherwise specified below, the address of each of the beneficial owners identified is 3200 Walnut Street, Boulder, Colorado, 80301.

(b) Includes 20,000 shares held in uniform gift to minor accounts for the benefit of Mr. Conway's children and options to purchase 513,750 shares of common stock that are exercisable within 60 days of August 31, 2001.

(c) Includes options to purchase 15,320 shares of common stock that are exercisable within 60 days of August 31, 2001, 99,000 shares held in trust for the benefit of Dr. Koch's minor children, and the following shares held by Dr. Koch's spouse: options to purchase 4,380 shares of common stock that are exercisable within 60 days of August 31, 2001 and 31,912 shares of common stock.

(d) Includes options to purchase 27,510 shares of common stock that are exercisable within 60 days of August 31, 2001 and 100,000 shares of common stock held in trust for the benefit of Dr. Snitman's children.

(e) Includes options to purchase 23,350 shares of common stock that are exercisable within 60 days of August 31, 2001.

(f) Includes options to purchase 36,223 shares of common stock that are exercisable within 60 days of August 31, 2001.

(g) Includes 539,753 shares of common stock held by Boulder Ventures II, L.P., 41,653 shares of common stock held by Boulder Ventures II (Annex), L.P., an affiliate of Boulder Ventures II, L.P., and 8,112 shares of common stock held by BV Partners II, LLC, the general partner of Boulder Ventures II, L.P. and Boulder Ventures II (Annex), L.P. Mr. Lefkoff is a member and manager of BV Partners II, LLC, and he shares voting and dispositive power in these shares. Mr. Lefkoff disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in them.

(h) Includes options to purchase 30,000 shares of common stock that are exercisable within 60 days of August 31, 2001.

(i) All shares of stock are held by The Caruthers Family, LLC, of which Dr. Caruthers is the manager and a member. Dr. Caruthers disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in such shares.

(j) Includes 2,121,113 shares of common stock held by Frazier Healthcare II, L.P. The general partner of Frazier Healthcare II, L.P. is FHMII, L.L.C., and the managing member of FHMII, L.L.C. is Frazier Management, L.L.C. Dr. Overell is a member of Frazier Management, L.L.C., and he shares voting and dispositive power in these shares. Dr. Overell disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in such shares.

(k) Includes options to purchase 20,000 shares of common stock that are exercisable within 60 days of August 31, 2001.

(l) Includes options to purchase 670,533 shares of common stock that are exercisable within 60 days of August 31, 2001.

(m) The general partner of ARCH Venture Fund II, L.P. is Arch Venture Partners, LLC. Steven Lazarus, Robert Nelson, Keith Crandell and Clinton Bybee are each managers of Arch Venture Partners, LLC and share voting and dispositive power in these shares. Messrs. Lazarus, Nelsen, Crandell and Bybee disclaim beneficial ownership in these shares except to the extent of their respective pecuniary interest in such shares. The business address of ARCH Venture Fund II, L.P. is 8725 West Higgens Road, Suite 290, Chicago, IL 60631.

(n) The general partner of Falcon Technology Partners, L.P. is James L. Rathmann. Mr. Rathmann has voting and dispositive power for these shares. Mr. Rathmann disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares. The business address of Falcon Technology Partners, L.P. is 600 Dorset Road, Devon, PA 19333.

(o) The general partner of Frazier Healthcare II, L.P. is FHMII, L.L.C., and the managing member of FHMII, L.L.C. is Frazier Management, L.L.C. Dr. Overell, one of our directors, Fred E. Silverstein, Alan Frazier, Nadar Naini and Jon Gilbert are each directly or indirectly members of Frazier Management, L.L.C. and share voting and dispositive power for these shares. Dr. Overell, Dr. Silverstein and Messrs. Frazier, Naini and Gilbert disclaim beneficial ownership in these shares except to the extent of their respective pecuniary interest in such shares. The business address of Frazier Healthcare II, L.P. is 601 Union Street, Suite 3300, Seattle, WA 98101.

                   EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

     The table below shows the names, ages and positions of our executive officers and other key employees as of August 31, 2001.

NAME                                   AGE                     POSITION
----                                   ---                     --------
Robert E. Conway.....................  47    Chief Executive Officer
Kevin Koch, Ph.D. ...................  41    President and Chief Scientific Officer
David L. Snitman, Ph.D. .............  49    Chief Operating Officer and Vice President of
                                             Business Development
R. Michael Carruthers................  44    Chief Financial Officer and Secretary
Anthony D. Piscopio, Ph.D. ..........  39    Vice President, Chemistry and Director of
                                             Process Chemistry
John A. Josey, Ph.D. ................  40    Senior Director of High-Speed Synthesis
Laurence E. Burgess, Ph.D. ..........  39    Senior Director of Medicinal Chemistry and
                                             Lead Optimization
Steven A. Boyd, Ph.D. ...............  44    Director of Medicinal Chemistry
James P. Rizzi, Ph.D. ...............  45    Director of Computational Technology

     Please see "PROPOSAL 1 ELECTION OF DIRECTORS -- Board of Directors" above for the biographies of Mr. Conway, Dr. Koch and Dr. Snitman.

     R. Michael Carruthers has served as our Chief Financial Officer and Secretary since December 1998. Prior to joining us, Mr. Carruthers was Chief Financial Officer from October 1993 until December 1998 of Sievers Instrument, Inc. From May 1989 until October 1993, Mr. Carruthers was the treasurer and controller for the Waukesha division of Dover Corporation. Mr. Carruthers is a Certified Public Accountant and was previously employed as an accountant with Coopers & Lybrand, LLP. Mr. Carruthers received a B.S. in accounting from the University of Colorado and an M.B.A. from the University of Chicago.

     Anthony D. Piscopio, Ph.D. has served as our Vice President, Chemistry and Director of Process Chemistry since May 1998. Prior to joining us, Dr. Piscopio had been employed by Amgen Inc. since June 1995 in various capacities, including as a founder of Amgen's small molecule drug discovery program. While at Amgen, Dr. Piscopio worked in the area of protease inhibition and pioneered novel high-speed synthesis methodologies for the preparation of B-turn mimetics and other heterocyclic classes. From August 1992 until June 1995, Dr. Piscopio was employed with Pfizer, Inc.'s Inflammation Group and worked in the areas of G-protein coupled receptor modulation and computer-assisted design of protease inhibitors. Dr. Piscopio received a B.A. in chemistry from West Virginia University and a Ph.D. in synthetic organic chemistry from the University of Wisconsin-Madison, and completed his postdoctoral fellowship at the Scripps Research Institute in La Jolla, California as a National Institutes of Health Postdoctoral Fellow.

     John A. Josey, Ph.D. has served as our Senior Director of High-Speed Synthesis since May 1998. Prior to joining us, Dr. Josey had been employed by Amgen Inc. since September 1995 in the New Leads/ Combinatoral Chemistry Group of Amgen's small molecule drug discovery program. From August 1991 until September 1995, Dr. Josey was a research investigator in the Medicinal Chemistry Department of Glaxo Research Institute. Dr. Josey received a B.S. in chemistry from Colorado State University and a Ph.D. in organic chemistry from the University of Texas at Austin, and was a Damon Runyon-Walter Winchell Fellow at the California Institute of Technology.

     Laurence E. Burgess, Ph.D. has served as our Senior Director of Medicinal Chemistry and Lead Optimization since May 1998. Prior to joining us, Dr. Burgess had been employed by Amgen Inc. since August 1995 in various capacities, including as a project leader in its small molecule drug discovery research program in the areas of respiratory and allergic disease. From February 1992 until August 1995, Dr. Burgess was employed by Pfizer Central Research working in the areas of inflammation and immunology. Dr. Burgess received a B.S. in chemistry from the Georgia Institute of Technology and a Ph.D. from the University of Texas, and completed his postdoctoral research at Colorado State University.

     Steven A. Boyd, Ph.D. has served as our Director of Medicinal Chemistry since October 2000. Prior to joining us, Dr. Boyd previously was Senior Group Leader in the Pharmaceutical Products Division of Abbott Laboratories, where his research areas included drug discovery in cardiovascular, inflammatory, immunological, and metabolic diseases. Dr. Boyd received a B.A. in chemistry from the University of Oregon Honors College and a Ph.D. in organic chemistry from the University of California, Los Angeles. He was a National Cancer Institute post-doctoral fellow at the University of Wisconsin.

     James P. Rizzi, Ph.D. has served as our Director of Computational Technology since February 2001. Prior to joining us, Dr. Rizzi served as Senior Director of Business Development for Tripos Inc. from May 1999 to February 2001. Dr. Rizzi was Head of Chemistry and Structural Biology for Source Pharmaceuticals from May 1998 to May 1999, and was a Lab Head at Amgen, Boulder in charge of computational chemistry from October 1995 to May 1998. From July 1981 to September 1995, Dr. Rizzi was at Pfizer Central Research where his early career focused on medicinal chemistry in the fields of diabetes and immunology. In September 1989, he joined the computational chemistry group at Pfizer. His responsibilities included support of the CNS, inflammation, immunology and infectious disease areas. Dr. Rizzi received a B.S. degree in chemistry from Hofstra University and a Ph.D. in synthetic chemistry from the University of Rochester.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth compensation paid to or earned by our Chief Executive Officer and each of our four most highly compensated executive officers who were serving as executive officers as of June 30, 2001. We refer to all these individuals as the named executive officers.

                                                                                LONG-TERM
                                             ANNUAL COMPENSATION           COMPENSATION AWARDS
                                             --------------------   ---------------------------------
                                                                        SECURITIES        ALL OTHER
                                    FISCAL    SALARY      BONUS     UNDERLYING OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR       ($)        ($)             (#)               ($)
---------------------------         ------   ---------   --------   ------------------   ------------
Robert E. Conway(1)...............   2001    $225,000    $    --              --           $34,778(2)
  Chief Executive Officer            2000     141,477     60,000         800,000            78,458(2)
                                     1999          --         --              --                --
Kevin Koch, Ph.D. ................   2001     175,000         --          33,789             3,208(3)
  President and Chief Scientific     2000     160,500         --          58,125                --
  Officer                            1999     155,000         --              --                --
David L. Snitman, Ph.D. ..........   2001     175,000         --          33,789             2,040(3)
  Chief Operating Officer and        2000     160,500         --          58,125                --
  Vice President, Business           1999     155,000         --              --                --
  Development
Anthony D. Piscopio, Ph.D. .......   2001     145,400         --          29,432             2,454(3)
  Vice President, Chemistry and      2000     139,800         --          50,432                --
  Director of Process Chemistry      1999     135,000         --              --                --
R. Michael Carruthers(4)..........   2001     125,000         --          23,642             2,083(3)
  Chief Financial Officer and        2000     112,300         --          41,250                --
  Secretary                          1999      61,451      3,300          80,000                --

---------------

(1) Mr. Conway's employment commenced November 15, 1999.

(2) Consists of reimbursement for relocation expenses in fiscal year 2000, and reimbursement of $30,934 for taxes paid by Mr. Conway associated with such relocation expenses and employer match under our defined contribution plan of $3,844 in fiscal year 2001.

(3) Consists of employer match under our defined contribution plan.

(4) Mr. Carruthers' employment commenced December 1, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows information relating to options to purchase common stock granted to the named executive officers during the year ended June 30, 2001:

                                               INDIVIDUAL GRANTS
                                ------------------------------------------------   POTENTIAL REALIZABLE
                                             PERCENT OF                              VALUE AT ASSUMED
                                               TOTAL                                   ANNUAL RATES
                                NUMBER OF     OPTIONS                                 OF SHARE PRICE
                                SECURITIES   GRANTED TO                                APPRECIATION
                                UNDERLYING   EMPLOYEES    EXERCISE                  FOR OPTION TERM(4)
                                 OPTIONS     IN FISCAL      PRICE     EXPIRATION   ---------------------
NAME                            GRANTED(1)    YEAR(2)     ($/SH)(3)      DATE         5%          10%
----                            ----------   ----------   ---------   ----------   ---------   ---------
Robert E. Conway..............        --         --%        $  --           --     $     --    $     --
Kevin Koch, Ph.D. ............    33,789        2.4          0.60       7/1/10      335,293     544,156
David L. Snitman, Ph.D. ......    33,789        2.4          0.60       7/1/10      392,517     637,026
Anthony D. Piscopio, Ph.D. ...    29,432        2.1          0.60       7/1/10      334,782     543,327
R. Michael Carruthers.........    23,642        1.7          0.60       7/1/10      257,484     417,878

---------------

(1) All options described in the table above become exercisable in forty-eight equal monthly installments beginning on July 1, 2001, and have a term of ten years from the date of grant.

(2) Based on options to purchase an aggregate of 1,427,121 shares of common stock granted to our employees in the fiscal year ended June 30, 2001.

(3) The options were granted prior to our initial public offering and the exercise price of the options is based on the fair market value of our common stock on the date of grant as determined by our Board of Directors.

(4) Potential realizable values are computed by multiplying: (1) the difference between the (i) the product of the initial public offering price of our common stock of $7.50 per share and the sum of one plus the assumed stock price appreciation rate, and (ii) the per-share exercise price of the option; and (2) the number of securities underlying the option grant as of June 30, 2001. The 5% and 10% assumed annual rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table shows information concerning options held by the named executive officers at June 30, 2001.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS AT                    OPTIONS AT
                                SHARES        VALUE          JUNE 30, 2001(#)             JUNE 30, 2001($)(2)
                              ACQUIRED ON   REALIZED    ---------------------------   ---------------------------
NAME                          EXERCISE(#)    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   ---------   -----------   -------------   -----------   -------------
Robert E. Conway............    240,000     2,040,000     468,750        91,250       $3,984,375      $775,625
Kevin Koch, Ph.D. ..........     20,667       181,415       7,662        56,320           66,896       489,770
David L. Snitman, Ph.D. ....     15,742       139,553      19,852        56,320          173,162       489,770
Anthony D. Piscopio,
  Ph.D. ....................      3,777        33,260      16,678        49,056          145,613       426,600
R. Michael Carruthers.......     16,632       146,904      24,148        69,711          212,634       611,336

---------------

(1) The value realized upon exercise of stock options has been calculated based on the fair market value of our common stock on the respective exercise dates, minus the respective exercise prices for the options. This calculation does not necessarily indicate that the optionee sold stock on that date and at that price, or at all.

(2) The value of unexercised in-the-money options has been calculated based on the closing price of $9.10 per share of common stock on June 29, 2001, as reported on The Nasdaq National Market, less the applicable exercise price per share, multiplied by the number of shares underlying these options.

EMPLOYMENT AGREEMENTS

     Robert E. Conway. Effective November 15, 1999, we entered into an employment agreement with Mr. Conway to serve as our Chief Executive Officer. The agreement is for an initial term of two years and may be then renewed for additional one-year terms. Either party may terminate the agreement for any reason upon 30 days' prior notice to the other party during the initial term or any additional term. Under the agreement, we will pay Mr. Conway an annual salary of $225,000 subject to subsequent adjustment. In addition, we granted to Mr. Conway options to purchase 800,000 shares of our common stock in November 1999, of which 673,750 shares have vested as of the closing of our initial public offering and all remaining shares vest between December 15, 2000 and November 22, 2001, subject to his continued employment. If Mr. Conway terminates his employment agreement, he would be entitled to exercise any vested options during the 30-day period following such termination. Mr. Conway is also eligible to receive a cash and/or stock option bonus each fiscal year based on a percentage of his base salary if he meets performance criteria established by our Board of Directors. We also agreed to reimburse Mr. Conway for reasonable out-of-pocket expenses he incurred in connection with his performance of services under this agreement.

     If Mr. Conway's employment is terminated as a result of his disability or by us without cause, we agreed to pay him a severance payment equal to one year of his then current base salary in equal monthly installments and he will be entitled to receive, pro-rated to the date of termination, any cash performance bonus he would have received for that year and any performance options that would have vested in that year. Mr. Conway agreed to execute a release acceptable to us in consideration for our severance obligations under the agreement. If Mr. Conway terminates his employment without cause, he will not receive any performance bonus for that year or acceleration of any of his options granted under the agreement. Mr. Conway is also subject to a non-compete agreement in which he agreed for a period of two years not to engage in any competing activities in a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

     Other Executive Officers. Effective September 1, 2000, we entered into employment agreements with Dr. Koch, Dr. Snitman, Dr. Piscopio, Mr. Carruthers, Dr. Josey and Dr. Burgess. These agreements are for an initial term of two years and may then be renewed for additional one-year terms. Either party may terminate for any reason upon 30 days' prior notice to the other. Under these agreements we will pay the employees annual salaries ranging from $125,000 to $175,000. If the employee is terminated as a result of disability or by us without cause, including a reduction in the employee's salary, we have agreed to pay the employee a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments. Upon a change of control of the company, 75% of each employee's outstanding options will vest and the remaining 25% of such options will vest one year later, if the employee is still working for us. Each of these employees is also subject to a non-compete agreement in which he has agreed for a period of two years following his termination not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

     In connection with our employment agreements with Dr. Koch and Dr. Piscopio, we agreed to extend the due dates for a $100,000 secured promissory note that we hold from Dr. Koch and a $125,000 secured promissory note that we hold from Dr. Piscopio to coincide with the initial term of their employment agreements.

RETIREMENT SAVINGS PLAN

     We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees who work at least 1,000 hours per year and are at least 21 years of age are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code, with no company match. We may make discretionary matching contributions after participants have completed one year of service, beginning at the next calendar quarter after a participant's one-year anniversary. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has prepared the following report on Array's policies with respect to the compensation of executive officers for the fiscal year ended June 30, 2001. This report, as well as the performance graph on page 14, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Array under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

     The Compensation Committee is authorized to determine the compensation of Array's executive officers and administer Array's various incentive compensation, stock and benefit plans, and works closely with the Board of Directors in carrying out its duties. No current member of the Compensation Committee is or has been an employee of Array. During fiscal year 2001, the Compensation Committee consisted of Kyle Lefkoff, Francis J. Bullock, Ph.D. and Robert W. Overell, Ph.D. Robert E. Conway, Array's Chief Executive Officer, was a member of the Compensation Committee prior to Array's initial public offering; he resigned from the Compensation Committee in August 2000.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     Overview. Array's compensation policies are designed to attract, motivate and retain experienced and qualified executives and support the attainment of Array's strategic objectives. To achieve these goals, the Compensation Committee seeks to provide industry competitive salaries, cash and/or stock option bonuses based on the achievement of certain annual operational and financial objectives and stock option grants to executives when they are hired.

     In setting compensation, the Compensation Committee considers individual contribution, teamwork and performance level as well as the executive's total compensation package, including insurance and other benefits. The committee does not rely exclusively on quantitative methods to set compensation. In determining the compensation of executive officers in fiscal year 2001, the Compensation Committee was advised by an independent executive compensation consulting firm.

     Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. The Compensation Committee annually reviews and adjusts base salaries of executive officers based upon, among other things, individual performance, responsibilities and the evaluation of the Chief Executive Officer. The Compensation Committee does not assign specific weights to any particular factors affecting base salary levels.

     Bonuses. Executive officers, including the Chief Executive Officer, are eligible for annual cash and/or stock option bonuses equal to a varying percentage of their base salary, based on both corporate and individual performance targets established annually by the Board of Directors. The annual bonus amount is based on objective financial targets that include revenues, profits, new orders and collaborations, and on operational goals related to staffing, facilities, internal programs and other factors relating to individual merit.

     Stock Options. The Compensation Committee and the Board of Directors believe that grants of stock options to Array's executives provide meaningful long-term incentives that increase stockholder value and are critical in attracting and retaining skilled executive personnel. The Compensation Committee generally grants options to new executive officers and other key employees under our Amended and Restated Stock Option and Incentive Plan when they are hired by Array and annually reviews making additional grants to executives and employees as bonus awards. Options generally have an exercise price equal to the fair market value on the grant date, vest over a period of four years and expire ten years after grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create long-term value for Array's stockholders through appreciation of our stock price.

     Other. Array has adopted a contributory retirement plan, or 401(k) plan, for all full-time employees who are at least 21 years of age. Participants may contribute up to 15% of pretax compensation, subject to certain limitations. In addition, Array may make discretionary annual contributions to participant's 401(k) plan accounts after participants have completed one year of service at the rate of 50% of the first 4% of each participant's annual contribution.

     The Compensation Committee also administers Array's Employee Stock Purchase Plan, referred to as the ESPP. The ESPP gives substantially all full time employees an opportunity to purchase shares of common stock through payroll deductions of up to 15% of eligible compensation, not to exceed $25,000 annually. Participant account balances are used to purchase stock at the lesser of 85% of the fair market value of a share of common stock on the first or the last trading day of the participation period. A total of 800,000 shares of common stock are available for purchase under the ESPP.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The executive compensation policies described above are applied in setting Mr. Conway's compensation. Accordingly, his compensation also consists of annual base salary, annual cash and/or stock option bonus and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. Conway's compensation is to be competitive with peer companies, but to base a large percentage of his target compensation, by means of grants of performance-based stock options, on Array's long-term performance.

COMPENSATION DEDUCTIBILITY POLICY

     Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of Array's five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the Company's compensation policies outlined above. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by Array to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                                          Respectfully submitted,

                                          Compensation Committee
                                          KYLE LEFKOFF
                                          FRANCIS J. BULLOCK, PH.D.
                                          ROBERT W. OVERELL, PH.D.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of the Compensation Committee has been an officer or employee of Array at any time. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors, nor has such a relationship existed in the past. Mr. Conway, our Chief Executive Officer, served as a member of the Compensation Committee from November 1999 through August 2000, prior to our initial public offering.

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph and Report on Executive Compensation shall not be incorporated by reference into any such filings

     The following graph presents a comparison of the cumulative total return on our common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index. This graph assumes that $100 was invested at the time of our initial public offering, on November 17, 2000, in our common stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*

                              (PERFORMANCE GRAPH)

----------------------------------------------------------------------------------
Value as of:                            11/17/00    12/29/00    3/30/01    6/29/01
----------------------------------------------------------------------------------
 Array BioPharma Inc.                   $100.00     $119.17     $71.67     $121.33
 The Nasdaq Stock Market Index           100.00       72.95      54.45       64.17
 Nasdaq Pharmaceutical Index             100.00       92.14      68.22       84.76

* $100 invested on 11/17/2000 in Array common stock or Index, including reinvestment or dividends.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     On August 31, 2000, we issued and sold 1,666,667 shares of our Series C preferred stock at a purchase price of $6.00 per share. Each share of Series C preferred stock converted into one share of common stock upon the closing of our initial public offering. The following table identifies our executive officers, directors and five percent stockholders who purchased shares of Series C preferred stock in the fiscal year ending June 30, 2001.

                                                              SHARES OF SERIES C
NAME                                                           PREFERRED STOCK
----                                                          ------------------
EXECUTIVE OFFICERS
David L. Snitman, Ph.D......................................       266,667
R. Michael Carruthers.......................................         3,332
Anthony D. Piscopio, Ph.D...................................         1,667

DIRECTORS
Kyle Lefkoff(a).............................................       161,163
Marvin H. Caruthers, Ph.D.(b)...............................        33,936
Robert W. Overell, Ph.D.(c).................................        16,667

FIVE PERCENT STOCKHOLDERS
ARCH Venture Fund III, L.P. ................................       204,779
Falcon Technology Partners L.P. ............................       156,997
Frazier Healthcare II, L.P. ................................        16,667

---------------

(a) Includes 136,587 shares purchased by Boulder Ventures II, L.P.; 20,410 shares purchased by Boulder Ventures II (Annex), L.P., an affiliate of Boulder Ventures II, L.P. and 4,166 shares purchased by Mr. Lefkoff's father. The general partner of Boulder Ventures II L.P. and Boulder Ventures II (Annex), L.P. is BV Partners II, LLC. Mr. Lefkoff is a member and manager of BV Partners II, LLC, and he disclaims beneficial ownership in the above shares except to the extent of his pecuniary interest in such shares.

(b) All shares were purchased by The Caruthers Family, L.L.C., of which Dr. Caruthers is the manager and a member. Dr. Caruthers disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in the shares.

(c) Includes 16,667 shares purchased by Frazier Healthcare II, L.P. The general partner of Frazier Healthcare II, L.P. is FHMII, L.L.C., and the managing member of FHMII, L.L.C. is Frazier Management, L.L.C. Dr. Overell is a member of Frazier Management, L.L.C., and he disclaims beneficial ownership in the above shares except to the extent of his pecuniary interest in such shares.

     We believe that the terms of all the above-described transactions were no less favorable than we could have obtained from unaffiliated third parties.

     In connection with the sale and issuance of our Series A preferred stock in May 1998, our Series B preferred stock between August 1998 and January 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock. The holders of up to approximately 10,625,000 shares of our common stock, or their transferees, are entitled to require the registration of those shares under the Securities Act. Under an agreement with these holders, the holders of at least 30% of the outstanding shares entitled to registration may on up to two occasions require us to register their shares under the Securities Act, subject to some limitations described in the agreement. In connection with our initial public offering, some of our stockholders have agreed with the underwriters not to exercise any demand registration rights for a period of 365 days from the effective date of this offering. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. After we become eligible to register securities on Form S-3, these holders may require us to register their shares on up to two occasions in any calendar year on

Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.

     Mr. Lefkoff is a manager and member of BV Partners II, LLC, which is the general partner of Boulder Ventures II, L.P. and Boulder Ventures II (Annex), L.P., and he was appointed as one of our directors by our stockholders under the terms of a voting agreement that terminated upon the consummation of our initial public offering. Dr. Overell is a member of Frazier Management, L.L.C., which is the managing member of FHMII, L.L.C., which is the general partner of Frazier Healthcare II, L.P., and he was appointed as one of our directors by Frazier Healthcare II, L.P. under the terms of a voting agreement that terminated upon the consummation of our initial public offering.

     In connection with Dr. Koch's purchase of 648,655 shares of our common stock on May 18, 1998, he issued us a full recourse, secured promissory note with a principal balance of $100,000 and an interest rate of 6.0% per annum. The note was amended in September 1, 2000, to extend the maturity date to the earlier of September 1, 2002, or the date Dr. Koch voluntarily terminates his employment with us. The note is secured with a pledge of 518,723 shares of common stock held by Dr. Koch, of which 468,723 shares were released on September 1, 2000.

     In connection with Dr. Piscopio's purchase of 648,655 shares of our common stock on May 18, 1998, he issued us a full recourse, secured promissory note with a principal balance of $125,000 and an interest rate of 6.0% per annum. The note was amended in September 1, 2000, to extend the maturity date to the earlier of September 1, 2002, or the date Dr. Piscopio voluntarily terminates his employment with us. The note is secured with a pledge of 648,655 shares of common stock held by Dr. Piscopio, of which 598,655 shares were released on September 1, 2000.

     Stock option grants to our directors and executive officers are described in this Proxy Statement under the heading "PROPOSAL 1 ELECTION OF
DIRECTORS -- Compensation of Directors" and "EXECUTIVE COMPENSATION." The beneficial ownership of shares of our common stock held by our officers, directors and 5% stockholders is described under "PRINCIPAL STOCKHOLDERS." In addition, we have employment agreements with our executive officers and some of our other employees, which are discussed under "EXECUTIVE
COMPENSATION -- Employment Agreements."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2001, Marvin Caruthers was late in reporting two transactions in shares of common stock on Form 4 and ARCH Venture Fund III, L.P. was late in reporting its initial stock ownership on Form 3.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has served as our independent auditors since our inception on February 6, 1998. Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S ANNUAL MEETING
                                PROXY STATEMENT

     Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2002 Array Annual Meeting of Stockholders must be received by Array no later than June 3, 2002, (120 days prior to October 1, 2002) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Our Bylaws require notice to be received by the Secretary no sooner than August 5, 2002, and no later than September 3, 2002. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado, 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2002 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

   OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

     A stockholder who wishes to submit a proposal for consideration at the 2002 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws. Our Bylaws are on file with the Securities and Exchange Commission and may be obtained from our Secretary upon request. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than August 5, 2002, and no later than September 3, 2002. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2002 Annual Meeting.

               VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as "broker non-votes." Shares represented by proxies that reflect abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors and the ratification of the independent auditors will be approved by a favorable vote of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes and abstentions will not be counted for any purpose in determining the election of directors or the ratification of the independent auditors and will have no effect on the proposals.

     The cost of preparing, assembling and mailing the proxy materials will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy materials to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     Your vote is important. Please complete the enclosed Proxy Card and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By Order of the Board of Directors

                                          /s/ R. MICHAEL CARRUTHERS
                                          R. MICHAEL CARRUTHERS
                                          Secretary

October 1, 2001

                      APPENDIX A: AUDIT COMMITTEE CHARTER
                              ARRAY BIOPHARMA INC.

                            AUDIT COMMITTEE CHARTER

                                                                  September 2001

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including over viewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements by the Company's outside auditors (the "Independent Accountant") and the Company's legal compliance and ethics programs as established by management and the Board.

     In discharging its oversight role, the Committee is empowered to investigate any matters brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the Independent Accountant is ultimately accountable to the Board and the Committee.

     The Committee will also review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the Nasdaq National Market.

     Accordingly, all of the members will be directors:

          1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

          2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

ATTENDANCE

     Members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, a majority of Committee members shall constitute a quorum. As necessary, the Chairperson may request members of management and representatives of the Independent Accountant, either separately or together, to be present at meetings.

MINUTES OF MEETINGS

     Minutes of each meeting shall be prepared and sent to Committee members and presented to Company Directors who are not members of the Committee.

KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Independent Accountant is responsible for auditing those financial statements and ultimately accountable to the Board of Directors and to the Committee. Moreover, the Committee recognizes that the Company's financial management, as well as the Independent Accountant, have more time, knowledge and more detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the Independent Accountant's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee shall review with management and the Independent Accountant the audited financial statements, including the related footnotes and the Independent Accountant's audit and report, to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the Independent Accountant the matters required to be discussed by Statement of Auditing Standards SAS No. 61. Based on the foregoing review, receipt from the Independent Accountant of the written disclosure required by Independence Standards Board Standard No. 1 and discussion with the Independent Accountant of its independence, the Committee shall make its recommendation to the Board whether the audited financial statements shall be included in the Company's Annual Report on Form 10-K.

     - As a whole, or through the Committee Chairperson, the Committee shall review with the Independent Accountant the Company's interim financial results, including the related footnotes, to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

     - The Committee shall prepare the "Report of the Audit Committee" to be included in the Company's Proxy Statement, as required by the rules of the Securities and Exchange Commission.

     - The Committee shall discuss with management and the Independent Accountant the quality and adequacy of the Company's internal controls.

     - The Committee shall:

          i. request from the Independent Accountant annually, a formal written statement delineating all relationships between the Independent Accountant and the Company consistent with Independence Standards Board Standard Number 1;

          ii. discuss with the Independent Accountant any such disclosed relationships and their impact on the Independent Accountant's independence; and

          iii. recommend that the Board take appropriate action in response to the Independent Accountant's report to satisfy itself of auditor's independence

     - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the Independent Accountant.

                                   * * * * *

                                REVOCABLE PROXY        APPENDIX B: FORM OF PROXY

                              ARRAY BIOPHARMA INC.
                  3200 WALNUT STREET, BOULDER, COLORADO 80301

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 1, 2001

The undersigned stockholder of Array BioPharma Inc. (the "Company") hereby appoints Robert E. Conway and R. Michael Carruthers, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 2:00 p.m., Mountain Standard Time, on November 1, 2001, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, 80302, and at any adjournments or postponements thereof, upon the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 1, 2001 and the Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Proposal One: Election of three directors to the Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified.

         [ ] FOR all nominees listed below   [ ] WITHHOLD AUTHORITY to vote for
             (except as marked to the            all nominees listed below.
             contrary below)
        Nominees:    David L. Snitman, Ph.D.    Robert W. Overell, Ph.D.
                            John D. Zabriskie, Ph.D.
     (INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee's name above.)

Proposal Two: Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2002

       [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

IF NO SPECIFICATION IS MADE ON A PROPERLY EXECUTED AND RETURNED FORM, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE AND TWO UNLESS CONTRARY DIRECTION IS GIVEN.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ] PLACE AN "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE ANNUAL MEETING.

                                         Date:                           , 2001.
                                              ---------------------------


                                         ---------------------------------------
                                         (Signature of Stockholder or Authorized
                                         Representative)


                                         ---------------------------------------
                                         (Print name)

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.